Exhibit 99.1

FOR IMMEDIATE RELEASE	November 30, 2006
	Contact:	Rosemarie Faccone
Susan Jordan
(732) 577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION PRICES OFFERING
OF 7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

Freehold, New Jersey, November 30, 2006…….Monmouth Real Estate Investment Corporation (NASDAQ: MNRTA) (the “Company”) today announced the pricing of its previously announced offering of 1,150,000 shares of its Series A Cumulative Redeemable Preferred Stock at an initial public offering price of $25.00 per share. The dividend rate on the Series A Preferred Stock will be at a fixed rate of 7.625 % of the liquidation preference per year, which is equivalent to an annual dividend of $1.90625 per share. Dividends will be payable quarterly in arrears. The offering is expected to result in approximately $27.84 million of net proceeds to the Company (assuming no exercise of the underwriters’ over-allotment option).

The offering is being made pursuant to an existing shelf registration statement and is expected to close on December 5, 2006. Up to 172,500 additional shares may be issued pursuant to the underwriter’s over-allotment option within 30 days of the initial issuance of the shares. The Company anticipates listing the Series A Preferred Stock on the NASDAQ.

The sole bookrunning manager for the offering is Stifel, Nicolaus & Company, Incorporated. Co-managers for the offering are Cohen & Steers Capital Advisors, LLC, Ryan Beck & Co., Inc. and Ferris, Baker Watts, Incorporated.

Monmouth Real Estate Investment Corporation is a publicly-owned real estate investment trust specializing in net-leased industrial properties. The Company’s equity portfolio consists of forty-two properties located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama. In addition, the Company owns a portfolio of REIT securities.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Copies of the prospectus and the prospectus supplement, subject to completion, relating to these securities may be obtained from Stifel, Nicolaus & Company, Incorporated. You should direct any requests to Stifel, Nicolaus & Company, Incorporated, 501 North Broadway, Saint Louis, Missouri 63102, by phone: 314-342-2839, or by fax: 314-342-2104. You may also obtain a copy of the prospectus and the prospectus supplement, subject to completion, and other documents the Company has filed with the SEC for free by visiting the Commission’s Web site at www.sec.gov.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, changes in the general economic climate, increased competition in the geographic areas in which the Company operates, changes in government laws and regulations and the ability of the Company to continue to identify, negotiate and acquire properties on terms favorable to the Company.  Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

SOURCE Monmouth Real Estate Investment Corporation.